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Exhibit 3.2

BYLAWS

OF THE BANK HOLDINGS

ARTICLE I

Offices

        Section 1. Principal Office.    The Board of Directors shall fix the location of the principal executive office of the The Bank Holdings (hereinafter "the Corporation"), at any place within or outside the State of Nevada. If the principal executive office is located outside this State, and the Corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of Nevada.

        Section 2. Other Offices.    Branch or other subordinate offices may at any time be established by the Board of Directors at such other places as it deems appropriate.

ARTICLE II

Meetings of Shareholders

        Section 1.    Annual Meetings.    The annual meeting of shareholders shall be held for the election of directors on a date and at a time designated by the board. At each annual meeting directors shall be elected and any other proper business may be transacted.

        Section 2.    Special Meetings.    Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or by any one or more shareholders owning in the aggregate, not less than twenty five percent (25%) of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his or her address appearing on the books of the Corporation, a notice stating the purpose of the meeting.

        Section 3.    Quorum.    The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. If such majority is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 4.    Notice of Meetings.    All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II, of each annual or special meeting of shareholders not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by the Board of Directors for election.

        If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 78.140 of the Nevada Revised Statutes, (b) an amendment of the Articles of Incorporation, (c) a reorganization of the Corporation, or (d) a voluntary dissolution of the Corporation, the notice shall also state the general nature of that proposal.

        Section 5.    Manner of Giving Notice.    Notice of a shareholders' meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county in which that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing or other means of giving any notice in accordance with the above provisions, executed by the Secretary, Assistant Secretary or other transfer agent shall be prima facie evidence of the giving of the notice.

        Section 6.    Proxies.    Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated by such shareholder and filed with the secretary of the Corporation prior to the convening of any meeting of the shareholders at which any such proxy is to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless (1) revoked by the person executing it, before the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; or (2) written notice of the death or incapacity of the maker of the proxy is received by the Corporation before the vote pursuant thereto is counted; provided, however, that no proxy shall be valid after the expiration of 6 months from the date of its execution unless otherwise provided in the proxy or otherwise provided in Section 78.355 of the Nevada Revised Statutes.

        Section 7.    Adjourned Meeting and Notice Thereof.    Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 3 of this Article II) no other business may be transacted at such meeting.

        When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders' meeting is adjourned for more than 45 days from the date set for the original meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given as in the case of an original meeting. At any adjourned meeting the Corporation may transact any business which may have been transacted at the original meeting.

        Section 8.    Voting.    The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose names shares stand on the stock records of the Corporation on the record date determined in accordance with Section 9 of this Article II, subject to any provisions of law relating to voting of shares held by a fiduciary, in name of a corporation or in a joint ownership.

        The shareholders' vote may be by voice or ballot. On any matter any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares presented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Nevada Revised Statutes or by the Articles of Incorporation.

        Section 9.    Record Date.    The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of, and to vote at, the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors shall fix a new record date if the meeting is adjourned for more than 45 days.

        If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held.

        Section 10.    Conduct of Meetings.    The Chairperson shall preside as Chairperson at all meetings of the shareholders. The Chairperson shall conduct each such meeting in a business-like and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairperson's rulings on procedural matters shall be conclusive. Without limiting the generality of the foregoing, the Chairperson shall have all the powers usually vested in the Chairperson of a meeting of shareholders.

        Section 11.    Consent of Absentees.    The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a waiver of notice, or a consent to the holding of the meeting or any approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders need be specified in any written waiver of notice, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal.

        Section 12.    Action by Written Consent Without a Meeting.    Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, or their proxies. In the case of election of directors on the basis of a written consent and not a meeting of shareholders, such a written consent shall be effective only if signed by the holders of all the outstanding shares entitled to vote for election of directors. A director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors, excepting in the case of a removal of director pursuant to Section 78.335 of the Nevada Revised Statutes. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

        If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, (ii) indemnification of agents of the Corporation, (iii) a reorganization of the Corporation, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

        Section 13.    Inspectors of Election.    In advance of any meeting of shareholders, the Board of Directors may appoint any persons as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or fail or refuse to act, the Chairperson of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting.

        The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and the effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

Directors

        Section 1.    Standard of Care.    Each director shall exercise such powers and otherwise perform such duties in good faith and in a manner such director reasonably believes to be in or not opposed to the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in like position would use under similar circumstances.

        Section 2.    Number and Qualifications of Directors.    The property and business of the Corporation shall be managed generally by the Board of Directors. The initial number of directors shall not be less than 3 nor more than 15 with the range and exact number of directors to be fixed from time to time by resolution of a majority of the full Board of Directors. The directors shall be elected by the shareholders at an annual meeting of shareholders. When the annual meeting is not held or directors are not elected thereat, they may be elected by special meeting called and held for that purpose. Each director shall be appointed to serve for the term of one year and until his or her successor shall be appointed and qualified.

        Section 3.    Powers of the Board of Directors.    Subject to the provisions of the Nevada Revised Statutes and any limitations in the Articles of Incorporation and these Bylaws relating to an action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, it is hereby expressly declared that the Board of Directors shall have the following powers in addition to the other powers enumerated in these Bylaws:

  (a)
  to select and remove any officer, agent, or employee of the Corporation, to prescribe any powers and duties for such person that are consistent with law, or with the Articles of Incorporation or these Bylaws, to fix such person's compensation, and to require from such person security for faithful service;

  (b)
  to conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best;

  (c)
  to adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best;

  (d)
  to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful;

  (e)
  to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor and any agreements pertaining thereto;

  (f)
  to prescribe the manner in which, and the person or persons by whom, any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed;

  (g)
  to appoint and designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, including the appointment of alternate members of any committee who may replace any absent member at any meeting of the committee; and

  (h)
  generally, to do and perform every act or thing whatever that may pertain to or be authorized by the Board of Directors of a corporation formed under the laws of the State of Nevada.

        Section 4.    Location of Meetings of the Board of Directors.    Regular meetings of the Board of Directors shall be held at any place within the State of Nevada which has been designated in the notice of meeting or if there is no notice, at the principal executive office of the Corporation, or at a place designated by resolution of the Board of Directors or by the written consent of all the members of the Board of Directors. Any regular or special meeting is valid wherever held if held upon written consent of all members of the meeting and filed with the Secretary of the Corporation.

        Section 5.    Organization Meeting.    The President, upon receiving the certificate of the inspectors of the result of the election shall notify the directors elect of their election and of the time at which they are required to meet at the office of the Corporation for the purpose of organizing the new Board of Directors and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

        Section 6.    Regular Meetings of the Board.    Regular meetings of the Board of Directors shall be held without notice either on the third Thursday of each month at the hour of 9:00 a.m. or at such different date and time as the Board of Directors may from time to time fix by resolution; provided, however, should said day fall upon a legal holiday observed by the Corporation at its principal office, then said meeting shall be held at the same time and place on the next succeeding full business day. Notice of all such regular meetings of the Board of Directors is not required.

        Section 7.    Special Meetings.    Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board, the President or by any two directors.

        Special meetings of the Board of Directors shall be held upon four days written notice by mail or 48 hours notice delivered personally or by telephone, email, facsimile or telegraph. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. Such notice may, but need not, specify the purpose of the meetings, nor the place if the meeting is to be held at the principal executive office of the Corporation. Notice of any meeting of the Board of Directors need not be given to any director who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director.

        Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient whom the person giving the notice has reason to believe will promptly communicate it to the recipient.

        Section 8.    Waiver of Notice.    The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

        Section 9.    Adjournment.    A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

        Section 10.    Notice of Adjournment.    Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 7 of this Article III, to the directors who were not present at the time of the adjournment.

        A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director for cause, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at the meeting.

        The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

        Any director may resign, effective on giving written notice to the President or the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

        No reduction of the authorized number of the directors shall have the effect of removing any director before that director's term of office expires.

        Section 11.    Action Without Meeting.    Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

        Section 12.    Removal of Directors.    Any director of the Corporation may be removed at any time, either with or without cause, by the vote or written consent of shareholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power, except as provided in Section 78.335 of the Nevada Revised Statutes.

        Section 13.    Vacancies.    Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by a court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by unanimous written consent of holders of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

        Section 14.    Fees and Compensation.    Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

        Section 15.    Quorum at Board Meetings.    A majority of the authorized number of directors shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, except as provided in Section 78.140 of the Nevada Revised Statutes. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        Section 16.    Inspection by Directors.    Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an authorized agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE IV

Committees

        Section 1.    Audit Committee.    The Audit Committee shall consist of at least two of the directors who are independent of management and free from any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. No director who is an executive officer or employee of the Corporation shall be qualified for Audit Committee membership.

        The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities for the Corporation's accounting and financial reporting practices and provide a channel of communication between the Board of Directors and the Corporation's independent auditors.

        To accomplish the above purposes, the Audit Committee shall:

  (a)
  Review with the independent auditors the scope of their annual and interim examinations, placing particular attention where either the Audit Committee or the auditors believe such attention should be directed, and to direct the auditors to expand (but not to limit) the scope of their audit whenever such action is, in the opinion of the Audit Committee, necessary or desirable. The independent auditors shall have sole authority to determine the scope of the audit which they deem necessary for the formation of an opinion or financial statement.

  (b)
  Consult with the auditors during any annual or interim audit or any situation which the auditors deem advisable for resolution prior to the completion of their examination.

  (c)
  Meet with the auditors to appraise the effectiveness of the audit effort. Such appraisal shall include a discussion of the overall approach to and the scope of the examination, with particular attention on those areas on which either the Audit Committee or the auditors believe emphasis is necessary or desirable.

  (d)
  Determine through discussions with the auditors and otherwise, that no restrictions were placed by management on the scope of the examination or its implementation.

  (e)
  Inquire into the effectiveness of the Corporation's accounting and internal control functions through discussions with the auditors and appropriate officers of the Corporation and exercise supervision of the Corporation's policies which prohibit improper use or illegal payments.

  (f)
  Review with the auditors and management any registration statement which shall be filed by the Corporation in connection with the public offering of securities and such other public financial reports as the Audit Committee or the Board of Directors shall deem desirable.

  (g)
  Report to the Board of Directors on the results of the Audit Committee's activities and recommend to the Board of Directors any changes in the appointment of independent auditors which the Audit Committee may deem to be in the best interests of the Corporation and its shareholders.

  (h)
  Have such other powers and perform such other duties as the Board of Directors shall, from time to time, grant and assign to it.

        Section 2.    Executive Committee.    The Board of Directors may, in its discretion, by resolution constitute an Executive Committee of the Board of Directors. The members of such Executive Committee shall be appointed by the Board of Directors. Such Executive Committee shall be composed of not less than two members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Executive Committee shall have the power of immediate oversight and management of the business affairs of the Corporation, including the power to advise, direct and assist the officers and employees of the Corporation in daily management and decisions involving, but not limited to, the solvency, liquidity and financial stability of the Corporation. The Executive Committee shall have such other powers and shall perform such other duties as the Board of Directors may indicate to it in writing from time to time.

        The Executive Committee shall have the power to ensure adherence to the Investment Policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments, and to exercise, when the Board of Directors is not in session, all other powers of the Board of Directors regarding investments and securities that may be lawfully delegated.

        The Executive Committee shall be organized and shall perform its functions and shall report its functions periodically to the Board of Directors, and shall further investigate, consider and recommend actions and procedures to the Board of Directors on issues of major significance. The Executive Committee shall act by a majority of the members thereof, and any action duly taken by the Executive Committee within the course and scope of its authority shall be binding on the Corporation. The Executive Committee, however, shall have no power to declare dividends or to adopt, amend or repeal the Bylaws of the Corporation or fill a vacancy to the Board of Directors. The Chairperson of the Board of Directors shall appoint the Chairperson of the Executive Committee.

        The Executive Committee shall keep minutes of its meetings, and its actions shall be reported at the next regular meeting of the Board of Directors at which a quorum is present and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

        Section 3.    Other Committees.    The Board of Directors may appoint other committees of the Board of Directors including a nominating committee and human resource/personnel committee. If a nominating committee and a human resource/ personnel committee are appointed, the committee will consist of a majority of directors who are considered outside directors.

ARTICLE V

Officers

        Section 1.    Chairperson of the Board.    The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at all meetings of the Board of Directors. The Chairperson of the Board of Directors shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors. The Chairperson is not considered an executive officer or an employee of the Corporation.

        Section 2.    Vice Chairperson of the Board.    The Board of Directors may appoint one of its members to be Vice Chairperson of the Board of Directors to serve at the pleasure of the Board. In the absence of the Chairperson, the Vice Chairperson shall preside at any meeting of the Board of Directors. The Vice Chairperson shall have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the Board of Directors. The Vice Chairperson is not considered an executive officer or an employee of the Corporation.

        Section 3.    President.    Subject to such powers, if any, as may be given by the Board of Directors to the Chairperson of the Board, if there be such an officer, the President is the general manager and chief executive officer of the Corporation and has, subject to the control of the Board of Directors, general supervision, direction and control of the business and officers of the Corporation. In the absence of both the Chairperson of the Board and the Vice Chairperson, or if there be none, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, if he or she is a director. The President has the general powers and duties of management usually vested in the office of President and general manager of a corporation and such other powers and duties as may be prescribed by the Board of Directors.

        Section 4.    Treasurer.    The Board of Directors shall appoint one of its members to be Treasurer to serve at the pleasure of its Board. The Treasurer shall have and may exercise such powers duties as from time to time may be conferred upon or assigned by the Board of Directors. The Treasurer is not considered an executive officer or an employee of the Company.

        Section 5.    Executive Vice President.    The Board of Directors may appoint one or more Executive Vice Presidents. Each Executive Vice President shall have such powers and duties as may be assigned by the President or the Board of Directors. One Executive Vice President shall be designated by the Board of Directors in the absence or unavailability of the President, to perform the duties of the President.

        Section 6.    Senior Vice President.    The Board of Directors may appoint one or more Senior Vice Presidents. Each Senior Vice President shall have such powers and duties as may be assigned by the President or Executive Vice President.

        Section 7.    Vice Presidents.    The Vice Presidents designated by the Board of Directors shall have such powers and duties as may be assigned from time to time. Duties may be additionally prescribed for them by the President or Executive Vice President.

        Section 8.    Chief Financial Officer.    The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the Corporation each financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any directors of the Corporation.

        The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of

Directors, shall render to the President and directors, whenever they request it, an account of all transactions engaged in as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

        Section 9.    Assistant Financial Officer.    The Assistant Financial Officer or the Assistant Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

        Section 10.    Secretary/Assistant Secretary.    The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of minutes of all meetings of shareholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present or represented at shareholders' meetings, and the proceedings thereof.

        The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office in accordance with Section 78.105 of the Nevada Revised Statutes. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Secretary, and shall have such additional powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

        Section 11.    Salaries.    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

        Section 12.    Officers Holding More Than One Office.    Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

        Section 13.    Inability to Act.    In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

        Section 14.    Removal and Resignation.    Subject to the rights, if any, of an officer under any contract of employment, or any applicable law or ruling, any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

        Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 15.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

ARTICLE VI

Indemnification

        Section 1.    Definitions.    For the purposes of this Section 1, "agent" includes any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitration or investigative; and "expenses" includes, without limitation, attorneys' fees, judgments, fines, amounts paid in settlement actually and reasonably incurred and any expenses of establishing a right to indemnification pursuant to law.

        Section 2.    Extent of Indemnification.    The Corporation shall, to the maximum extent permitted by Section 78.751 of the Nevada Revised Statutes, advance expenses to and indemnify each of its agents against expenses, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation.

        The Corporation shall pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to the advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. Notwithstanding, the right to and extent of indemnification is subject to the representations and limitations set forth in federal laws, rules, regulations or orders regarding indemnification, including part 359 of the Federal Deposit Insurance Corporation rules and regulations, 12 C.F.R., or any successor regulations thereto. Furthermore, in the event of a conflict between state and federal law, federal law shall apply.

        Section 3.    Insurance.    The Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the authority to indemnify the agent against such liability and expenses.

ARTICLE VII

Reports and Records

        Section 1.    Inspection of Corporate Records.    The Corporation shall keep at its principal executive office a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder. Any person who has been a shareholder of record of the Corporation for at least 6 months immediately preceding his or her demand or any judgment creditor or any shareholder or shareholders of the Corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation shall have the right, as provided by Section 78.105 of the Nevada Revised Statutes, to:

  (a)
  inspect and make extracts of the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days prior written notice demand upon the Corporation; or

  (b)
  obtain from the transfer agent, if any, for the Corporation, upon five business days prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled, or as of a date specified by the shareholder subsequent to the date of demand.

        Section 2.    Inspection of Articles and Bylaws.    The Corporation shall keep in its principal executive office the original or a copy of its Articles of Incorporation and these Bylaws, as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

        Section 3.    Other Corporate Records.    The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

        Section 4.    Inspection by Directors.    Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII

General Corporate Matters

        Section 1.    Record Date for Purposes Other Than Notice and Voting.    For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) or not less than ten (10) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the Nevada Revised Statutes.

        If the Board of Directors does not so fix a record date, the record date for determining shareholders for any purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth (60th) day before the date of such other action, whichever is later.

        Section 2.    Checks, Drafts, Etc.    All checks, drafts or other orders for payment of money, notice or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors in accordance with the laws of the State of Nevada.

        Section 3.    Endorsement of Documents.    Contracts: Subject to the provisions of applicable law any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the President or Executive Vice President, or Senior Vice President, or Vice President and the Chief Financial Officer or any Assistant Financial Officer, or when stamped with a facsimile signature of such appropriate officers in the case of share certificates, shall be valid and binding upon the Corporation in the absence of actual knowledge on the part of the other person that the signing officers did not have the authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board of Directors, and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

        Section 4.    Certificates for Shares.    A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid. All certificates shall be signed in the name of the Corporation by the President or Vice President and by the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

        Section 5.    Transfer of Stock.    Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares.

        Section 6.    Lost Certificates.    Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond, when in the judgment of the Board of Directors, it is proper to do so.

        Section 7.    Representation of Shares of Other Corporations.    The President or any other officer or officers authorized by the Board of Directors or the President are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

        Section 8.    Construction and Definitions.    Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Nevada Revised Statutes shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

        Section 9.    Severability.    Should any part, clause or provision of these Bylaws be void, invalid, inoperative, or contrary to law, such invalidity or defect shall not affect any other part, clause or provision hereof, and the remainder shall be effective as though such part, clause or provision had not been contained herein.

        Section 10.    Oath: Subscription, Certification, and Filing.    Each director of the Corporation, upon taking office, shall make an oath or affirmation that he or she will administer the affairs of the Corporation diligently and honestly, so far as the duty devolves upon him or her; and that he or she will not knowingly violate or willfully permit to be violated any of the provisions of law applicable to the Corporation. Such oath shall be subscribed by the director and certified by the officer before whom it is taken.

        Section 11.    Fiscal Year.    The fiscal year of the Corporation shall be the calendar year.

        Section 12.    Corporate Seal.    The President, the Executive Vice President, the Senior Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary or other officer hereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form: two concentric circles between which shall be the name of the Corporation and in the center shall be inscribed the word "Incorporated" and the date of its incorporation.

ARTICLE IX

Amendments

        Section 1.    Amendment by Shareholders.    New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation set forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

        Section 2.    Amendment by Directors.    Subject to the rights of the shareholders as provided in Section 1 of this Article IX, Bylaws, may be adopted, amended, or repealed by only a vote of not less than two-thirds of the full Board of Directors.

        Section 3.    Record of Amendments.    Whenever an amendment or new Bylaw is adopted or repealed, such new Bylaw, amendment or repeal shall be certified by the Secretary or Assistant Secretary of the Corporation and filed or copied in the book of Bylaws with the original Bylaws.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

  (1)
  That I am the duly elected and acting Secretary of the The Bank Holdings, a Nevada corporation; and

  (2)
  That the foregoing Bylaws, comprising Nineteen (19) pages, including the page of this Certificate signed by the Secretary of the Corporation, constitute the Bylaws of the Corporation as duly adopted by action of the Board of Directors of the Corporation duly taken on April 24, 2003.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 24th day of April, 2003.

, Secretary

(SEAL)

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  Exhibit 3.2
BYLAWS OF THE BANK HOLDINGS
ARTICLE IV Committees